Exhibit 10.3

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FUND ADMINISTRATION SERVICING AGREEMENT

THIS AGREEMENT is made and entered into as of the 28th day of January, 2014, by and between U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“Fund Services”), DIREXION SHARES ETF TRUST II, a Delaware statutory trust (the “Trust”), for itself and on behalf of each of its series listed on Exhibit A to this Agreement (as amended from time to time) (each a “Fund”) and DIREXION ASSET MANAGEMENT, LLC, the sponsor of the Funds (the “Sponsor”).

WHEREAS, each Fund is operated as a commodity pool under the Commodity Exchange Act and is registered with the U.S. Securities and Exchange Commission (“SEC”) by means of a registration statement on Form S-1 or Form S-3, as applicable (each a “Registration Statement”) under the Securities Act of 1933, as amended (“1933 Act”); and

WHEREAS, the Sponsor has exclusive responsibility for the management and control of the business and affairs of the Trust and each Fund; and

WHEREAS, the Trust and Sponsor desire to retain Fund Services to provide fund administration services to each Fund listed on Exhibit A hereto (as amended from time to time) the services described herein, all as more fully set forth below;

WHEREAS, the Trust and Sponsor desire to retain Fund Services to provide to each Fund the fund administration services described herein, all as more fully set below;

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.	Appointment of Fund Services as Fund Administrator

The Trust and Sponsor hereby appoint Fund Services as fund administrator for the term of this Agreement to perform the services and duties described herein. Fund Services hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement. The services and duties of Fund Services shall be confined to those matters expressly set forth herein, and no implied duties are assumed by or may be asserted against Fund Services hereunder.

2.	Delivery of Documents

The Trust and the Sponsor will on a continuing basis provide, or make available to, Fund Services:

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A.	Copies of the Trust’s most recent registration statement under the Securities Act of 1933;

B.	Copies of all agreements between the Trust and its service providers, including without limitation, sponsor and distribution agreements;

C.	Copies of each Fund’s valuation procedures, to the extent they are developed;

D.	A copy of the Trust’s charter documents;

E.	Any other documents or resolutions which relate to or affect Fund Services’ performance of its duties hereunder; and

F.	Copies of any and all amendments or supplements to the foregoing.

3.	Services and Duties of Fund Services

Fund Services shall provide the following administration services to each Fund:

A.	General Fund Management:

(1)	Act as liaison among Fund service providers.

(2)	Supply:

a.	Office facilities (which may be in Fund Services’, or an affiliate’s, or Fund’s own offices).

b.	Non-investment-related statistical and research data as requested.

(3)	Audits:

a.	For the annual Fund audit, prepare appropriate schedules and materials. Provide requested information to the independent auditors, and facilitate the audit process.

b.	For SEC or other regulatory audits, provide requested information to the SEC or other regulatory agencies and facilitate the audit process.

c.	For all audits, provide office facilities, as needed.

(4)	Assist with overall operations of the Fund.

(5)	Pay Fund expenses upon written authorization from the Trust or Sponsor.

(6)	Keep the Trust’s governing documents, including its charter and bylaws, but only to the extent such documents are provided to Fund Services by the Trust or its representatives for safe keeping. Maintain required books and records for each Fund, as required by all applicable statutes, rules and regulations. This will be subject to and in accordance with Section 9 of the Agreement, maintain files of registration statements, Fund contracts, compliance materials and other Fund documents that are prepared by Fund Services or furnished to Fund Services by the Fund, as required by the U.S. Securities and Exchange Commission (“SEC”), U.S. Commodity Futures Trading Commission (“CFTC”), National Futures Association (“NFA”) and NYSE rules adopted thereunder, as they may be amended from time to time, and other requirements.

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B.	Compliance:

(1)	Regulatory Compliance:

a.	Monitor Fund’s compliance with the policies and investment limitations as set forth in its registration statement.

b.	Perform its duties hereunder in compliance with all applicable laws and regulations and provide any sub-certifications reasonably requested by the Trust in connection with (i) any certification required of the Trust pursuant to the Sarbanes-Oxley Act of 2002 (the “SOX Act”) or any rules or regulations promulgated by the SEC thereunder, and (ii) the operation of Fund Services’ compliance program as it relates to the Trust, provided the same shall not be deemed to change Fund Services’ standard of care as set forth herein.

c.	Monitor applicable regulatory and operational service issues, including exchange listing requirements.

(2)	SEC Registration and Reporting:

a.	Assist Fund counsel in any updates of the registration statement.

b.	Prepare, update and maintain a calendar for all SEC, CFTC, NFA and NYSE regulatory matters in a form to be agreed upon by the parties from time to time; provided that the Funds and/or the Sponsor shall notify Fund Services of additional regulatory matters to be added to such calendar as soon as practicable.

c.	Within a 45 day production cycle, or shorter time period as required by the SEC and communicated to Fund Services by the Funds or the Sponsor, prepare one Quarterly Report on Form 10-Q for the Funds for each of the first three fiscal quarters of the Funds, or as necessary. The preparation of each Form 10-Q includes the coordination of all printer and author edits, the review of printer drafts and the review of final printer invoices.

d.

Within a 90 day production cycle, or shorter time period as required by the SEC and communicated to Fund Services by the Funds or the Sponsor, prepare an Annual Report on Form 10-K for the Funds’ fiscal year. The preparation of the Form 10-K includes the coordination of all printer and author edits, the review of printer drafts and the review of final printer invoices. Fund Services in consultation with the Funds or the Sponsor shall facilitate delivery of the filing to the printer. Within 90 days after the end of the Funds’ fiscal year, prepare one Annual Report of the Funds in compliance with the requirements of CFTC Rule § 4.22(c); such preparation includes the coordination of all

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printer and author edits, the review of printer drafts and review of final printer invoices. Fund Services in consultation with the Funds or the Sponsor shall make arrangements for the printing and mailing of the Annual Report.

e.	Apply for all portfolio Tax I.D. numbers and CUSIP numbers.

f.	At the request of the Sponsor, review any update or amendment to the Funds’ registration statement on Form S-1, prepared by Fund counsel, coordinate the review and filing of such document with the SEC, and review for compliance with applicable rules.

g.	At the request of the Sponsor, assist with the coordination of the requests for information/documentation from the SEC, CFTC, NFA and NYSE Arca.

h.	Upon review and approval of each form 10-K and 10-Q by the Sponsor, Fund Services shall Edgarize and file, or caused to be Edgarized and filed, such reports with the SEC.

i.	Fund Services also shall prepare and file, or cause to be filed, the following regulatory notices/forms/reports:

(i)	Forms 3, 4 and 5 and Schedules 13D and 13G for the officer of the Sponsor and such other persons as requested by the Funds with the SEC.

(ii)	Current Reports on Form 8-K as circumstances warrant with the SEC.

(iii)	Other notices/forms as agreed to among the Funds, the Sponsor and Fund Services with the NYSE.

C.	Financial Reporting:

(1)	Provide financial data required by the registration statement.

(2)	Within a 30 day period following the end of the Funds’ required monthly reporting period, prepare an Account Statement in compliance with the requirements of CFTC Rule § 4.22(a), including a Statement of Income (Loss) and a Statement of Changes in Net Asset Value; Fund Services shall coordinate the filing of the Account Statements with the NFA. Upon review and approval of each above-mentioned report by the Sponsor, Fund Services shall file such reports with the CFTC and/or NFA, as required, including any applicable executive officer certifications or other exhibits to such reports.

(3)	Supervise the Fund’s custodian and fund accountants in the maintenance of the Fund’s general ledger and in the preparation of the Fund’s financial statements, including oversight of expense accruals and payments, the determination of net asset value and the declaration and payment of dividends and other distributions to shareholders.

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(4)	Monitor expense accruals and make adjustments as necessary; notify the Trust’s management of adjustments expected to materially affect the Fund’s expense ratio.

(5)	Prepare and coordinate filing Form 8-K with the SEC, prepare file for upload to the Funds’ website.

(6)	Prepare and review the Fund’s Financial Statements: for transmission to service providers in connection with their preparation of Quarterly Reports on form 10-Q and Annual Reports on form 10-K (Quarterly/Annual):

a.	Statement of Financial Condition.

b.	Statement of Investments.

c.	Statement of Operations.

d.	Statement of Changes in Net Assets.

e.	Statement of Cash Flows.

f.	Notes to the Financial Statements.

g.	Review of other financial data included in 10-Qs and 10-Ks.

h.	Any other information that may be required by rule or regulation.

D.	Tax Reporting:

(1)	Prepare for the review of the independent accountants and/or Fund Management the federal and state tax returns including, without limitation, Form 1120 RIC and applicable state returns including any necessary schedules. Fund Services will prepare annual Fund federal and state income tax return filings as authorized by and based on the instructions received by the Sponsor and/or its independent accountant.

(2)	Provide the Fund’s Sponsor and independent accountant with tax reporting information pertaining to the Fund and available to Fund Services as required in a timely manner.

(3)	Prepare Fund financial statement tax footnote disclosures for the review and approval of Sponsor and/or its independent accountant.

(4)	Monitor wash sale losses(5) Calculate Qualified Dividend Income (“QDI”) for qualifying Fund Shareholders.

4.	Compensation

Fund Services shall be compensated for providing the services set forth in this Agreement in accordance with the fee schedule set forth on Exhibit C hereto (as amended from time to time). Fund Services shall also be compensated for such out-of-pocket expenses (e.g., telecommunication charges, postage and delivery charges, and reproduction charges) as are reasonably incurred by Fund Services in performing its duties hereunder. The Trust shall pay all such fees and

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reimbursable expenses within 30 calendar days following receipt of the monthly billing notice, except for any fee or expense subject to a good faith dispute. The Trust shall notify Fund Services in writing within 30 calendar days following receipt of each invoice if the Trust is disputing any amounts in good faith. The Trust shall pay such disputed amounts within 10 calendar days of the day on which the parties agree to the amount to be paid. With the exception of any fee or expense the Trust is disputing in good faith as set forth above, unpaid invoices shall accrue a finance charge of 1 1⁄2% per month after the due date. Notwithstanding anything to the contrary, amounts owed by the Trust to Fund Services shall only be paid out of the assets and property of the particular Fund involved.

5.	License of Data; Warranty; Termination of Rights

A.	Fund Services has entered into an agreement with MSCI index data services (“MSCI”) and Standard & Poor Financial Services LLC (“S&P”) which obligates Fund Services to include a list of required provisions in this Agreement attached hereto as Exhibit B. The index data services being provided to the Trust by Fund Services pursuant hereto (collectively, the “Data”) are being licensed, not sold, to the Trust. The provisions in Exhibit B shall not have any affect upon the standard of care and liability Fund Services has set forth in Section 6 of this Agreement.

B.	The Trust agrees to indemnify and hold harmless Fund Services, its information providers, and any other third party involved in or related to the making or compiling of the Data, their affiliates and subsidiaries and their respective directors, officers, employees and agents from and against any claims, losses, damages, liabilities, costs and expenses, including reasonable attorneys’ fees and costs, as incurred, arising in and any manner out of the Trust’s or any third party’s use of, or inability to use, the Data or any breach by the Trust of any provision contained in this Agreement. The immediately preceding sentence shall not have any effect upon the standard of care and liability of Fund Services as set forth in Section 6 of this Agreement.

6.	Representations and Warranties

A.	The Trust and Sponsor each hereby represents and warrants to Fund Services, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

(1)	It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

(2)

This Agreement has been duly authorized, executed and delivered by the Trust or Sponsor, as applicable, in accordance with all requisite action and constitutes a valid and legally binding obligation of the Trust or Sponsor,

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as applicable, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

(3)	It is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its charter, bylaws or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement.

B.	Fund Services hereby represents and warrants to the Trust and Sponsor, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

(1)	It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

(2)	This Agreement has been duly authorized, executed and delivered by Fund Services in accordance with all requisite action and constitutes a valid and legally binding obligation of Fund Services, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties; and

(3)	It is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its charter, bylaws or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement.

7.	Standard of Care; Indemnification; Limitation of Liability

A.

Fund Services shall exercise reasonable care in the performance of its duties under this Agreement. Fund Services shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with its duties under this Agreement, including losses resulting from mechanical breakdowns or power supplies beyond Fund Services’ control, except a loss arising out of or relating to Fund Services’ refusal or failure to comply with the terms of this Agreement or from its bad faith, negligence, or willful misconduct in the performance of its duties under this Agreement. Notwithstanding any other provision of this Agreement, if Fund Services has exercised reasonable care in the

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performance of its duties under this Agreement, the Trust shall indemnify and hold harmless Fund Services from and against any and all claims, demands, losses, expenses, and liabilities of any and every nature (including reasonable attorneys’ fees) that Fund Services may sustain or incur or that may be asserted against Fund Services by any person arising out of any action taken or omitted to be taken by it in performing the services hereunder (i) in accordance with the foregoing standards, or (ii) in reliance upon any written or oral instruction provided to Fund Services by any duly authorized officer of the Trust or the Sponsor, except for any and all claims, demands, losses, expenses, and liabilities arising out of or relating to Fund Services’ refusal or failure to comply with the terms of this Agreement or from its bad faith, negligence or willful misconduct in the performance of its duties under this Agreement. This indemnity shall be a continuing obligation of the Trust, its successors and assigns, notwithstanding the termination of this Agreement. As used in this paragraph, the term “Fund Services” shall include Fund Services’ directors, officers and employees.

Each Fund shall indemnify Fund Services against and save Fund Services harmless from any loss, damage or expense, including counsel fees and other costs and expenses of a defense against any claim or liability, arising from any one or more of the following:

(1) Errors in records or instructions, explanations, information, specifications or documentation of any kind, as the case may be, supplied to Fund Services by any third party described above or by or on behalf of a Fund;

(2) Action or inaction taken or omitted to be taken by Fund Services pursuant to written or oral instructions of the fund or otherwise without negligence or willful misconduct.;

(3) Any action taken or omitted to be taken by Fund Services in good faith in accordance with the advice or opinion of counsel for a Fund or its own counsel;

(4) Any improper use by a Fund or its agents, distributor or investment advisor of any valuations or computations supplied by Fund Services pursuant to this Agreement.

Fund Services shall indemnify and hold the Trust harmless from and against any and all claims, demands, losses, expenses, and liabilities of any and every nature (including reasonable attorneys’ fees) that the Trust may sustain or incur or that may be asserted against the Trust by any person arising out of any action taken or omitted to be taken by Fund Services as a result of Fund Services’ refusal or failure to comply with the terms of this Agreement, or from its bad faith, negligence, or willful misconduct in the performance of its duties under this Agreement. This indemnity shall be a continuing obligation of Fund Services, its successors and assigns, notwithstanding the termination of this Agreement. As used in this paragraph, the term “Trust” shall include the Trust’s trustees, officers and employees.

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Neither party to this Agreement shall be liable to the other party for consequential, special or punitive damages under any provision of this Agreement.

In the event of a mechanical breakdown or power supplies beyond its control, Fund Services shall take all reasonable steps to minimize service interruptions for any period that such interruption continues. Fund Services will make every reasonable effort to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of Fund Services. Fund Services agrees that it shall, at all times, have reasonable contingency plans with appropriate parties, making reasonable provision for emergency use of electrical data processing equipment to the extent appropriate equipment is available. Representatives of the Trust shall be entitled to inspect Fund Services’ premises and operating capabilities at any time during regular business hours of Fund Services, upon reasonable notice to Fund Services. Moreover, Fund Services shall provide the Trust, at such times as the Trust may reasonably require, copies of reports rendered by independent accountants on the internal controls and procedures of Fund Services relating to the services provided by Fund Services under this Agreement.

Notwithstanding the above, Fund Services reserves the right to reprocess and correct administrative errors at its own expense.

B.	In order that the indemnification provisions contained in this section shall apply, it is understood that if in any case the indemnitor may be asked to indemnify or hold the indemnitee harmless, the indemnitor shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the indemnitee will use all reasonable care to notify the indemnitor promptly concerning any situation that presents or appears likely to present the probability of a claim for indemnification. The indemnitor shall have the option to defend the indemnitee against any claim that may be the subject of this indemnification. In the event that the indemnitor so elects, it will so notify the indemnitee and thereupon the indemnitor shall take over complete defense of the claim, and the indemnitee shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this section. The indemnitee shall in no case confess any claim or make any compromise in any case in which the indemnitor will be asked to indemnify the indemnitee except with the indemnitor’s prior written consent.

C.	The indemnity and defense provisions set forth in this Section 6 shall indefinitely survive the termination and/or assignment of this Agreement.

D.	If Fund Services is acting in another capacity for the Trust pursuant to a separate agreement, nothing herein shall be deemed to relieve Fund Services of any of its obligations in such other capacity.

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E.	Paid Tax Preparer Disclaimer: In conjunction with the tax services provided to each Fund by Fund Services hereunder, Fund Services shall not be deemed to act as an income tax return preparer for any purpose including as such term is defined under Section 7701(a)(36) of the Internal Revenue Code (“IRC”), or any successor thereof. Any information provided by Fund Services to a Fund for income tax reporting purposes with respect to any item of income, gain, loss, or credit will be performed solely in Fund Services’ administrative capacity. Fund Services shall not be required to determine, and shall not take any position with respect to whether, the reasonable belief standard described in Section 6694 of the IRC has been satisfied with respect to any income tax item. Each Fund, and any appointees thereof, shall have the right to inspect the transaction summaries produced and aggregated by Fund Services, and any supporting documents thereto, in connection with the tax reporting services provided to each Fund by Fund Services. Fund Services shall not be liable for the provision or omission of any tax advice with respect to any information provided by Fund Services to a Fund. The tax information provided by Fund Services shall be pertinent to the data and information made available to us, and is neither derived from nor construed as tax advice.

8.	Data Necessary to Perform Services

The Trust or its agent shall furnish to Fund Services the data necessary to perform the services described herein at such times and in such form as mutually agreed upon.

9.	Proprietary and Confidential Information

Fund Services agrees on behalf of itself and its directors, officers, and employees to treat confidentially and as proprietary information of the Trust, all records and other information relative to the Trust and prior, present, or potential shareholders of the Trust (and clients of said shareholders), and not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld (i) where Fund Services may be exposed to civil or criminal contempt proceedings for failure to comply, (ii) when requested to divulge such information by duly constituted authorities, or (iii) when so requested by the Trust. Records and other information which have become known to the public through no wrongful act of Fund Services or any of its employees, agents or representatives, and information that was already in the possession of Fund Services prior to receipt thereof from the Trust or its agent, shall not be subject to this paragraph.

Further, Fund Services will adhere to the privacy policies adopted by the Trust pursuant to Title V of the Gramm-Leach-Bliley Act, as may be modified from time to time. In this regard, Fund Services shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of, records and information relating to the Trust and its shareholders.

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10.	Records

Fund Services shall keep records relating to the services to be performed hereunder in the form and manner, and for such period, as it may deem advisable and is agreeable to the Trust, but not inconsistent with the rules and regulations of appropriate government authorities, in particular, as required by the Securities Exchange Act of 1934, as amended, the rules of the stock exchange on which the Funds’ shares are listed, 17 C.F.R. 4.23 (specifically, the records specified in 17 C.F.R. 4.23(a)(1) through (8), (10) through (12) and (b)(1)), and other applicable federal securities laws and created pursuant to the performance of the Administrator’s obligations under this Agreement. Fund Services will also maintain those records of the Trust and the Funds including any changes, modifications or amendments thereto (the “Fund Records”) and will act as document repository for such Fund Records. Upon receipt of such Fund Records, Fund Services will issue a receipt for such Fund Records. Fund Services shall maintain a complete and orderly inventory of all Fund Records for which it has issued a receipt. Fund Services shall be under no duty or obligation to audit or reconcile the content, nor shall it be responsible for the accuracy or completeness of those Fund Records not created by it. Upon written request in a form to be determined by Fund Services and the Trust, Fund Services will return or release the requested Fund Records to such persons or entities pursuant to the Instructions provided by the Trust. Once one or more Fund Records have been returned or released by Fund Services, Fund Services shall have no further duty or obligation to act as repository for said previously released Fund Records. The Sponsor represents and warrants that: (a) promptly after the date of this Agreement, it will, at its own expense, deliver, cause to be delivered or make available to Fund Services all of the Fund Records in effect as of the date of this Agreement; (b) it will, on a continuing basis and at its own expense, promptly deliver, cause to be delivered or make available to Fund Services any Fund Records created after the date of this Agreement; (c) it has adequate record-keeping policies and procedures in effect to ensure that all Fund Records are promptly provided to Fund Services pursuant to the terms of this Agreement; (d) it shall be responsible for the accuracy and completeness of any Fund Records not created by Fund Services; and (e) it shall be responsible for ensuring the Trust’s or the Funds’ compliance with, fulfillment of its obligations under or enforcement of, any Fund Records not created by Fund Services. Fund Services acknowledges that the records maintained and preserved by it pursuant to this Agreement are the property of the Trust and will be, at the Trust’s expense, surrendered promptly upon reasonable request. In performing its obligations under this Section, Fund Services may utilize micrographic and electronic storage media as well as independent third party storage facilities.

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11.	Compliance with Laws

The Trust has and retains primary responsibility for all compliance matters relating to the Funds, including but not limited to compliance with the 1933 Act, 1934 Act, the Internal Revenue Code of 1986, the Sarbanes-Oxley Act of 2002, the USA Patriot Act of 2001, the rules and regulations of the SEC, U.S. Commodity Futures Trading Commission, National Futures Association, the securities exchange on which any Shares are listed and the policies and limitations of the Fund relating to its portfolio investments as set forth in its registration statement .. Fund Services’ services hereunder shall not relieve the Trust or Sponsor of its responsibilities for assuring such compliance.

12.	Term of Agreement; Amendment

This Agreement shall become effective as of the date first written above and will continue in effect for a period of three (3) years. This Agreement may be terminated by any party upon giving 90 days prior written notice to the other parties or such shorter period as is mutually agreed upon by the parties. Notwithstanding the foregoing, this Agreement may be terminated by any party upon the breach of the other party of any material term of this Agreement if such breach is not cured within 15 days of notice of such breach to the breaching party. This Agreement may not be amended or modified in any manner except by written agreement executed by Fund Services and the Trust, and authorized or approved by the Sponsor.

13.	Duties in the Event of Termination

In the event that, in connection with termination, a successor to any of Fund Services’ duties or responsibilities hereunder is designated by the Trust by written notice to Fund Services, Fund Services will promptly, upon such termination and at the expense of the Trust, transfer to such successor all relevant books, records, correspondence, and other data established or maintained by Fund Services under this Agreement in a form reasonably acceptable to the Trust (if such form differs from the form in which Fund Services has maintained the same, the Trust shall pay any expenses associated with transferring the data to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from Fund Services’ personnel in the establishment of books, records, and other data by such successor. If no such successor is designated, then such books, records and other data shall be returned to the Trust and Sponsor.

14.	Early Termination

In the absence of any material breach of this Agreement, should the Trust and Sponsor elect to terminate this Agreement prior to the end of the initial three year term, the Trust agrees to pay the following fees:

(1) all fees associated with converting services to successor service provider;

(2) all fees associated with any record retention and/or tax reporting obligations that may not be eliminated due to the conversion to a successor service provider;

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(3) all out-of-pocket costs associated with converting services to a-c above successor service provider and any record retention and/or tax reporting obligations that may not be eliminated due to the conversion to a successor service provider.

15.	Assignment

This Agreement shall extend to and be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Trust without the written consent of Fund Services, or by Fund Services without the written consent of the Trust accompanied by the authorization or approval of the Trust’s Sponsor.

16.	Governing Law

This Agreement shall be construed in accordance with the laws of the State of Wisconsin, without regard to conflicts of law principles. To the extent that the applicable laws of the State of Wisconsin, or any of the provisions herein, conflict with the applicable provisions of the 1933 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the 1933 Act or any rule or order of the SEC thereunder.

17.	No Agency Relationship

Nothing herein contained shall be deemed to authorize or empower any party to act as agent for another party to this Agreement, or to conduct business in the name, or for the account, of another party to this Agreement.

18.	Services Not Exclusive

Nothing in this Agreement shall limit or restrict Fund Services from providing services to other parties that are similar or identical to some or all of the services provided hereunder.

19.	Invalidity

Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties.

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20.	Notices

Any notice required or permitted to be given by either party to the other shall be in writing and shall be deemed to have been given on the date delivered personally or by courier service, or three days after sent by registered or certified mail, postage prepaid, return receipt requested, or on the date sent and confirmed received by facsimile transmission to the other party’s address set forth below:

Notice to Fund Services shall be sent to:

U.S. Bancorp Fund Services, LLC

615 East Michigan Street

Milwaukee, WI 53202

Attn: President

and notice to the Trust or Sponsor shall be sent to:

Direxion Shares ETF Trust II

Direxion Asset Management LLC

1301 Avenue of Americas (6th Ave.)

35th Floor

New York, NY 10019

21.	Multiple Originals

This Agreement may be executed on two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the date first above written.

DIREXION SHARES ETF TRUST II		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Patrick Rudnick	By:	/s/ Michael R. McVoy
Name:	Patrick Rudnick	Name:	Michael R. McVoy
Title:	Chief Financial Officer	Title:	Executive Vice President

DIREXION ASSET MANAGEMENT LLC

By:	/s/ Patrick Rudnick
Name:	Patrick Rudnick
Title:	Chief Financial Officer

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Exhibit A to the Fund Administration Servicing Agreement - Direxion Shares ETF Trust II

Separate Series of Direxion Shares ETF Trust II

Name of Series
Direxion Daily Gold Bull 3X Shares
Direxion Daily Gold Bear 3X Shares
Direxion Daily Silver Bull 3X Shares
Direxion Daily Silver Bear 3X Shares
Direxion Daily Japanese Yen Bull 3X Shares
Direxion Daily Japanese Yen Bear 3X Shares
Direxion Daily Dollar Bull 3X Shares
Direxion Daily Dollar Bear 3X Shares
Direxion Daily Euro Bull 3X Shares
Direxion Daily Euro Bear 3X Shares
Direxion Daily Gold Bear 1X Shares
Direxion Daily Silver Bear 1X Shares

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Exhibit B to the Fund Administration Servicing Agreement

(Direxion Shares ETF Trust II)

REQUIRED PROVISIONS OF MSCI and S&P

•	The Trust shall represent that it will use the Data solely for internal purposes and will not redistribute the Data in any form or manner to any third party.

•	The Trust shall represent that it will not use or permit anyone else to use the Data in connection with creating, managing, advising, writing, trading, marketing or promoting any securities or financial instruments or products, including, but not limited to, funds, synthetic or derivative securities (e.g., options, warrants, swaps, and futures), whether listed on an exchange or traded over the counter or on a private-placement basis or otherwise or to create any indices (custom or otherwise).

•	The Trust shall represent that it will treat the Data as proprietary to MSCI and S&P. Further, the Trust shall acknowledge that MSCI and S&P are the sole and exclusive owners of the Data and all trade secrets, copyrights, trademarks and other intellectual property rights in or to the Data.

•	The Trust shall represent that it will not (i) copy any component of the Data, (ii) alter, modify or adapt any component of the Data, including, but not limited to, translating, decompiling, disassembling, reverse engineering or creating derivative works, or (iii) make any component of the Data available to any other person or organization (including, without limitation, the Trust’s present and future parents, subsidiaries or affiliates) directly or indirectly, for any of the foregoing or for any other use, including, without limitation, by loan, rental, service bureau, external time sharing or similar arrangement.

•	The Trust shall be obligated to reproduce on all permitted copies of the Data all copyright, proprietary rights and restrictive legends appearing on the Data.

•	The Trust shall acknowledge that it assumes the entire risk of using the Data and shall agree to hold MSCI or S&P harmless from any claims that may arise in connection with any use of the Data by the Trust.

•	The Trust shall acknowledge that MSCI or S&P may, in its sole and absolute discretion and at any time, terminate Fund Services’ right to receive and/or use the Data.

•	The Trust shall acknowledge that MSCI and S&P are third party beneficiaries of the Customer Agreement between S&P, MSCI and Fund Services, entitled to enforce all provisions of such agreement relating to the Data.

THE DATA IS PROVIDED TO THE TRUST ON AN “AS IS” BASIS. FUND SERVICES, ITS INFORMATION PROVIDERS, AND ANY OTHER THIRD PARTY INVOLVED IN OR RELATED TO THE MAKING OR COMPILING OF THE DATA MAKE NO REPRESENTATION OR WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE DATA (OR THE RESULTS TO BE OBTAINED BY THE USE THEREOF). FUND SERVICES, ITS INFORMATION PROVIDERS AND ANY OTHER THIRD PARTY INVOLVED IN OR RELATED TO THE MAKING OR COMPILING OF THE DATA EXPRESSLY DISCLAIM ANY AND ALL IMPLIED WARRANTIES OF ORIGINALITY, ACCURACY, COMPLETENESS, NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

Final

THE TRUST ASSUMES THE ENTIRE RISK OF ANY USE THE TRUST MAY MAKE OF THE DATA. IN NO EVENT SHALL FUND SERVICES, ITS INFORMATION PROVIDERS OR ANY THIRD PARTY INVOLVED IN OR RELATED TO THE MAKING OR COMPILING OF THE DATA, BE LIABLE TO THE TRUST, OR ANY OTHER THIRD PARTY, FOR ANY DIRECT OR INDIRECT DAMAGES, INCLUDING, WITHOUT LIMITATION, ANY LOST PROFITS, LOST SAVINGS OR OTHER INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT OR THE INABILITY OF THE TRUST TO USE THE DATA, REGARDLESS OF THE FORM OF ACTION, EVEN IF FUND SERVICES, ANY OF ITS INFORMATION PROVIDERS, OR ANY OTHER THIRD PARTY INVOLVED IN OR RELATED TO THE MAKING OR COMPILING OF THE DATA HAS BEEN ADVISED OF OR OTHERWISE MIGHT HAVE ANTICIPATED THE POSSIBILITY OF SUCH DAMAGES.

Final

Exhibit C to the Fund Administration Servicing Agreement-Direxion Shares ETF Trust II

Exchange Traded Funds

FUND ACCOUNTING, FUND ADMINISTRATION, PORTFOLIO COMPLIANCE,

TRANSFER AGENT, SHAREHOLDER & ACCOUNT SERVICES FEE SCHEDULE at

January, 2014

Annual Fee Based Upon Average Net Assets Per Fund*

basis points on average daily market value (subject to             % discount for Year 1) plus

•	$ /additional CUSIP per year

•	Additional fee of $ per manager/sub-advisor per fund

Pricing Services**

•	$ - Domestic Equities, Options, ADRs

•	$ - Domestic Corporate/Convertible/Gov’t/Agency Bonds, Foreign Equities, Futures, Forwards, Currency Rates

•	$ - CMOs, Municipal Bonds, Money Market Instruments, Foreign Corporate/Convertible/Gov’t/Agency Bonds, Asset

Backed Securities, Mortgage Backed Securities

•	$ - Bank Loans

•	$ - Credit Default Swaps

•	$ - Swaptions, Index Swaps

•	$ - Interest Rate Swaps, Foreign Currency Swaps, Total Return Swaps, Total Return Bullet Swaps

Corporate Action & Manual Pricing Services

•	$ /Foreign Equity Security per Month for Corporate Action Service

•	$ /Domestic Equity Security per Month for Corporate Action Service

•	$ /Month Manual Security Pricing (>10/day)

Fair Value Services (Charged at the Complex Level)**

•	$ on the First 100 Securities

•	$ on the Balance of Securities

NOTE: Prices above are based on using U.S. Bancorp primary pricing service which may vary by security type and are subject to change. Use of alternative and/or additional sources may result in additional fees.

Out-Of-Pocket Expenses

Including but not limited to intraday indicative value (IIV) agent fees, corporate action services, fair value pricing services, factor services, SWIFT processing, customized reporting, third-party data provider costs (including GICS, MSCI, etc), postage, stationery, programming and development, web maintenance and data feeds, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, expenses from Board of directors meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, telephone toll-free lines, service/data conversion, special reports, record retention, disaster recovery charges, NSCC activity charges, data communication and implementation charges, postage/stationary charges, reverse stock splits, tender offers, travel, and conversion expenses (if necessary).

Additional Services

Available but not included above are the following services – additional legal administration (e.g., subsequent new fund launch), daily compliance testing (Charles River), peer summary reporting, performance reporting, non-standard intraday indicative value (IIV) calculation, customized benchmarking, and additional services mutually agreed upon.

*	Subject to annual CPI increase, Milwaukee MSA.
**	Per security per fund per pricing day.

Fees are billed monthly.

Final

Exhibit C (continued) to Fund Administration Servicing Agreement-Direxion Shares ETF Trust II

Exchange Traded Funds

FUND ACCOUNTING, FUND ADMINISTRATION & COMPLIANCE PORTFOLIO

SUPPLEMENTAL SERVICES

FEE SCHEDULE at January, 2014

Additional Services:

•	Subsequent new fund launch – To be negotiated

Daily Compliance Services (Charles River) (waived)

•	Base fee – $ /fund per year

•	Setup – $ /fund group

•	Data Feed – $ /security per month